Exhibit 99.1
Dave & Buster’s Reports Third Quarter 2023 Financial Results, Repurchases $100 Million of Shares and Executes Sale Leaseback of Four Properties for $86 Million
DALLAS, December 5, 2023 (GLOBE NEWSWIRE) -- Dave & Buster's Entertainment, Inc., (NASDAQ: PLAY), ("Dave & Buster's" or "the Company"), an owner and operator of entertainment and dining venues, today announced financial results for its third quarter ended October 29, 2023.
Key Third Quarter 2023 Highlights
•Third quarter revenue of $466.9 million decreased 3.0% from the third quarter of 2022.
•Pro forma combined comparable store sales (including Main Event branded stores) decreased 7.8% compared with the same period in 2022 and increased 8.1% compared with the same period in 2019.
•Net loss totaled $5.2 million, or $(0.12) per diluted share, compared with net income of $1.9 million, or $0.04 per diluted share in the third quarter of 2022. Adjusted net income totaled $0.4 million, or $0.01 per diluted share, compared with adjusted net income of $5.1 million, or $0.10 per diluted share in the third quarter of 2022.
•Adjusted EBITDA of $81.6 million, or 17.5% of revenue, in the quarter decreased 5.2% from the third quarter of 2022.
Key Year-to-Date 2023 Highlights
•Revenue of $1.61 billion increased 14.7% from the same period in 2022, and increased 0.3% compared to pro forma revenue from the same period in 2022.
•Pro forma combined comparable store sales (including Main Event branded stores) decreased 5.9% compared with the same period in 2022 and increased 8.1% compared with the same period in 2019.
•Net income totaled $90.8 million, or $2.01 per diluted share, compared with net income of $98.0 million, or $1.99 per diluted share in the same period in 2022. Adjusted net income totaled $115.0 million, or $2.55 per diluted share, compared with adjusted net income of $117.2 million, or $2.38 per diluted share in the same period in 2022.
•Adjusted EBITDA of $403.9 million, or 25.1% of revenue, increased 18.1% compared to the same period in 2022, and increased 3.8% compared to pro forma Adjusted EBITDA in the same period in 2022.
Other Highlights
•The Company ended the third quarter with $554.2 million of liquidity, which included $64.0 million in cash and $490.2 million available under its $500 million revolving credit facility.
•The Company opened two new Dave & Buster's stores and one new Main Event store in the third quarter.
•The Company repurchased 2.8 million shares at a total cost of $100.0 million in the third quarter. Total share repurchases to date in fiscal 2023 are 8.5 million shares totaling $300.0 million and representing 17.5% of the Company's outstanding shares as of the end of fiscal 2022. The Company has $100.0 million remaining on its share repurchase authorization.
•The Company entered into a sale leaseback transaction with an institutional real estate investor for the real estate of four Dave & Buster's stores generating $85.8 million in proceeds.

"During the quarter, we continued to make significant progress against our key growth initiatives. On the organic growth front, we have seen meaningful success in the tests we have implemented in our marketing, food and beverage, pricing, special events and remodel initiatives which we look forward to rolling out across the broader portfolio over the coming weeks and months and which we expect will lead to substantial improvement in revenue and profitability. We also continued to open new stores at highly attractive returns on our investment and have continued to opportunistically return capital to shareholders in a highly accretive manner” said Chris Morris, Dave & Buster's Chief Executive Officer. “I am proud of our dedicated team’s ability to continue to deliver strong operating performance and generate significant free cash flow in the face of a complex macroeconomic backdrop and difficult prior year comparisons driven by robust post-COVID demand. We remain as confident as ever in the $1 billion AEBITDA target we indicated during investor day and remain laser focused on delivering that result in the coming years."
Third Quarter 2023 Results
Total revenue was $466.9 million, a decrease of 3.0% from $481.2 million in the third quarter of 2022.
Pro forma combined comparable store sales (including Main Event branded stores) decreased 7.8% compared with the third quarter of 2022 and increased 8.1% compared with the third quarter of 2019.
Operating income totaled $18.6 million, or 3.9% of revenue, compared with operating income of $30.1 million, or 6.3% of revenue in the third quarter of 2022.
Net loss totaled $5.2 million, or $(0.12) per diluted share, compared with net income of $1.9 million, or $0.04 per diluted share in the third quarter of 2022.
Adjusted EBITDA totaled $81.6 million, or 17.5% of revenue, compared with Adjusted EBITDA of $86.1 million, or 17.9% of revenue in the third quarter of 2022.
Store operating income before depreciation and amortization totaled $102.9 million, or 22.0% of revenue, compared with store operating income before depreciation and amortization of $115.2 million, or 23.9% of revenue in the third quarter of 2022.
Year-to-date 2023 Results1
Total revenue was $1.61 billion, an increase of 14.7% from $1.40 billion in the same period of 2022, and increased 0.3% compared to pro forma revenue from the same period in 2022.
Pro forma combined comparable store sales (including Main Event branded stores) decreased 5.9% compared with the same period in 2022 and increased 8.1% compared with the same period in 2019.
Operating income totaled $217.1 million, or 13.5% of revenue, an increase of 17.2% compared with operating income of $185.3 million, or 13.2% of revenue in the same period of 2022, and increased 4.9% compared to pro forma operating income from the same period in 2022.
Net income totaled $90.8 million, or $2.01 per diluted share, compared with net income of $98.0 million, or $1.99 per diluted share in the same period of 2022.
Adjusted EBITDA totaled $403.9 million, or 25.1% of revenue of revenue, increased 18.1% compared to the same period in 2022, and increased 3.8% compared to pro forma Adjusted EBITDA in the same period in 2022.
Store operating income before depreciation and amortization totaled $471.7 million, or 29.4% of revenue, compared with store operating income before depreciation and amortization of $415.2 million, or 29.6% of revenue, in the same period of 2022.
Balance Sheet, Liquidity, Cash Flow and Share Repurchases
The Company generated $70.8 million in operating cash flow during the third quarter, ending the quarter with $64.0 million in cash and $490.2 million of availability under its $500 million revolving credit facility, net of $9.8 million in
1 Pro forma results for the thirty-nine weeks ended October 30, 2022 can be found in the March 2023 Supplemental Pro-Forma Financials posted on our investor relations website outstanding letters of credit. The Company ended the quarter with a Net Total Leverage Ratio of 2.3x as defined under its Credit Agreement as the ratio of the aggregate principal amount of any Consolidated Debt less Unrestricted Cash and unrestricted Permitted Investments to Credit Adjusted EBITDA. The Company's maximum permitted Net Total Leverage Ratio is 3.5x.
The Company repurchased 2.8 million shares at a total cost of $100 million in the third quarter, bringing the total repurchases to date in fiscal 2023 to 8.5 million shares totaling $300 million and representing 17.5% of outstanding shares. The Company has $100 million remaining on its share repurchase authorization at the end of the third quarter of 2023.
"We took advantage of our strong balance sheet, liquidity, and credit profile in the quarter to continue to invest in the business, opened three new stores in the quarter with six more planned in the fourth quarter, advanced our remodel plans, entered into a sale leaseback for four D&B properties, and returned capital to shareholders via $100 million of share repurchases,” said Michael Quartieri, Dave & Buster's Chief Financial Officer. "Combined with the share repurchases in the first half, we have repurchased 17.5% of our shares outstanding in fiscal 2023 and with $100 million remaining on our Board authorization, we continue to see share repurchases as an attractive lever of shareholder return given our current market valuation.”
Quarterly Report on Form 10-Q Available
The Company’s Quarterly Report on Form 10-Q, which will be available at www.sec.gov and on the Company’s investor relations website, contains a thorough review of its financial results for the third quarter ended October 29, 2023.
Investor Conference Call and Webcast
Management will host a conference call to report these results on Tuesday, December 5, 2023, at 4:00 p.m. Central Time (5:00 p.m. Eastern Time). Participants can access the conference call by dialing toll-free (877) 883-0383. The international dial-in for participants is (412) 902-6506. The participant entry number is 1135148. A replay will be available after the call for one year beginning at 6:00 p.m. Central Time (7:00 p.m. Eastern Time) and can be accessed by dialing toll-free (877) 344-7529 or by the international toll number (412) 317-0088; the replay access code 2619932. Additionally, a live and archived webcast of the conference call will be available at ir.daveandbusters.com.
About Dave & Buster’s Entertainment, Inc.
Founded in 1982 and headquartered in Coppell, Texas, Dave & Buster's Entertainment, Inc., is the owner and operator of 217 venues in North America that offer premier entertainment and dining experiences to guests through two distinct brands: Dave & Buster’s and Main Event. The Company has 159 Dave & Buster’s branded stores in 42 states, Puerto Rico, and Canada and offers guests the opportunity to "Eat Drink Play and Watch," all in one location. Each store offers a full menu of entrées and appetizers, a complete selection of alcoholic and non-alcoholic beverages, and an extensive assortment of entertainment attractions centered around playing games and watching live sports and other televised events. The Company also operates 58 Main Event branded stores in 20 states across the country, and offers state-of-the-art bowling, laser tag, hundreds of arcade games and virtual reality, making it the perfect place for families to connect and make memories. For more information about each brand, visit daveandbusters.com and mainevent.com.
Forward-Looking Statements
The Company cautions that this release contains forward-looking statements. These forward-looking statements involve risks and uncertainties, including: our ability to continue as a going concern; our ability to obtain waivers, and thereafter continue to satisfy covenant requirements, under our revolving credit facility; our ability to access other funding sources; our overall level of indebtedness; general business and economic conditions, including as a result of the coronavirus pandemic and any new coronavirus variants; the impact of competition; the seasonality of the Company’s business; adverse weather conditions; future commodity prices; guest and employee complaints and litigation; fuel and utility costs; labor costs and availability; changes in consumer and corporate spending; changes in demographic trends; changes in governmental regulations; unfavorable publicity, our ability to open new stores, and acts of God. Accordingly, actual results may differ materially from the forward-looking statements, and the Company therefore cautions you against relying on such forward-looking statements. Dave & Buster’s intends these forward-looking statements to speak only as of the time of this release and does not undertake to update or revise them as more appropriate information becomes available, except as required by law.

Non-GAAP Measures
To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company uses the following non-GAAP financial measures: EBITDA, EBITDA margin, Adjusted EBITDA, Adjusted EBITDA margin, Credit Adjusted EBITDA (calculated in accordance with the Company's credit agreement), Credit Adjusted EBITDA margin, Store operating income before depreciation and amortization, Store operating income before depreciation and amortization margin, Adjusted Net income, Adjusted net income per share - Diluted, and pro forma financials including Main Event branded stores prior to the Company's ownership, reconciliations of which can be found on our website (collectively the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of our operating performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures used by the Company in this press release may be different from the measures used by other companies.
For Investor Relations Inquiries:
Cory Hatton, VP Investor Relations & Treasurer
Dave & Buster’s Entertainment, Inc.
Cory.Hatton@daveandbusters.com

DAVE & BUSTER'S ENTERTAINMENT, INC.
Consolidated Statements of Operations
(unaudited, in millions, except per share amounts)

	Thirteen Weeks Ended				Thirty-Nine Weeks Ended
	October 29, 2023		October 30, 2022		October 29, 2023		October 30, 2022
Entertainment revenues	$302.0	64.7%	$315.3	65.5%	$1,055.9	65.7%	$925.9	66.1%
Food and beverage revenues	164.9	35.3%	165.9	34.5%	550.4	34.3%	474.8	33.9%
Total revenues	466.9	100.0%	481.2	100.0%	1,606.3	100.0%	1,400.7	100.0%

Cost of entertainment (as a percentage of entertainment revenues)	29.5	9.8%	27.2	8.6%	98.2	9.3%	83.1	9.0%
Cost of food and beverage (as a percentage of food and beverage revenues)	43.3	26.3%	49.0	29.5%	148.5	27.0%	138.7	29.2%
Total cost of products	72.8	15.6%	76.2	15.8%	246.7	15.4%	221.8	15.8%
Operating payroll and benefits	119.9	25.7%	126.0	26.2%	377.5	23.5%	333.0	23.8%
Other store operating expenses	171.3	36.7%	163.8	34.0%	510.4	31.8%	430.7	30.7%
General and administrative expenses	28.4	6.1%	32.8	6.8%	92.0	5.7%	98.8	7.1%
Depreciation and amortization expense	51.9	11.1%	48.4	10.1%	149.9	9.3%	120.3	8.6%
Pre-opening costs	4.0	0.9%	3.9	0.8%	12.7	0.8%	10.8	0.8%
Total operating costs	448.3	96.1%	451.1	93.7%	1,389.2	86.5%	1,215.4	86.8%
Operating income	18.6	3.9%	30.1	6.3%	217.1	13.5%	185.3	13.2%
Interest expense, net	28.9	6.2%	28.4	5.9%	92.5	5.8%	56.9	4.1%
Loss on debt refinancing	—	—%	—	—%	11.2	0.7%	1.5	0.1%
Income (loss) before provision for income taxes	(10.3)	-2.3%	1.7	0.4%	113.4	7.0%	126.9	9.0%
Provision for (benefit from) income taxes	(5.1)	-1.1%	(0.2)	—%	22.6	1.4%	28.9	2.1%
Net income (loss)	$(5.2)	-1.2%	$1.9	0.4%	$90.8	5.6%	$98.0	6.9%

Net income (loss) per share:
Basic	$(0.12)		$0.04		$2.05		$2.02
Diluted	$(0.12)		$0.04		$2.01		$1.99
Weighted average shares used in per share calculations:
Basic shares	41.81		48.26		44.27		48.56
Diluted shares	41.81		48.74		45.09		49.18

Other information:
Company-owned stores at end of period	214		203		214		203
Store operating weeks in the period	2,774		2,616		8,192		6,663
Total revenue per store operating weeks in the period (in thousands)	$168		$184		$196		$210

DAVE & BUSTER'S ENTERTAINMENT, INC.
Other Operating Data
(unaudited, in millions)
Condensed Consolidated Balance Sheet:

	October 29, 2023	January 29, 2023
ASSETS
Cash and cash equivalents	$64.0	$181.6
Other current assets	93.0	112.1
Total current assets	157.0	293.7
Property and equipment, net	1,242.6	1,180.2
Operating lease right of use assets	1,348.1	1,333.6
Intangible and other assets, net	950.1	953.5
Total assets	$3,697.8	$3,761.0

LIABILITIES AND STOCKHOLDERS' EQUITY
Total current liabilities	$419.3	$438.0
Operating lease liabilities	1,583.8	1,567.8
Other long-term liabilities	201.8	122.0
Long-term debt, net	1,281.3	1,222.7
Stockholders' equity	211.6	410.5
Total liabilities and stockholders' equity	$3,697.8	$3,761.0

Summary Cash Flow Information:

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	October 29, 2023	October 30, 2022	October 29, 2023	October 30, 2022
Net cash provided by operating activities:	$70.8	$67.9	$267.0	$301.0
Net cash used in investing activities:	(73.8)	(59.7)	(207.2)	(981.9)
Net cash provided by (used in) financing activities:	(15.6)	(0.4)	(177.4)	763.2
Increase (decrease) in cash and cash equivalents	$(18.6)	$7.8	$(117.6)	$82.3

DAVE & BUSTER'S ENTERTAINMENT, INC.
Non-GAAP Measures
(unaudited, in millions)
Adjusted EBITDA:
Adjusted EBITDA represents net income before income taxes, depreciation and amortization expense and other items, as calculated below. Adjusted EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net income as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA is presented because we believe that it provides useful information to investors and analysts regarding our operating performance. By reporting Adjusted EBITDA, we provide a basis for comparison of our business operations between current, past and future periods by excluding items that we do not believe are indicative of our core operating performance. A reconciliation of net income to Adjusted EBITDA for fiscal periods in 2023 and 2022 is provided below:

	Thirteen Weeks Ended				Thirty-nine weeks ended
	October 29, 2023		October 30, 2022		October 29, 2023		October 30, 2022
Net income (loss)	$(5.2)	-1.1%	$1.9	0.4%	$90.8	5.7%	$98.0	7.0%
Add back:
Interest expense, net	28.9		28.4		92.5		56.9
Loss on debt refinancing	—		—		11.2		1.5
Provision for (benefit from) income taxes	(5.1)		(0.2)		22.6		28.9
Depreciation and amortization expense	51.9		48.4		149.9		120.3
EBITDA	70.5	15.1%	78.5	16.3%	367.0	22.8%	305.6	21.8%
Add back:
Loss on asset disposal	0.9		0.2		1.6		0.6
Impairment of long-lived assets (1)	—		—		1.7		1.8
Share-based compensation (2)	3.5		3.2		15.4		11.5
Transaction and integration costs (3)	1.7		4.0		9.6		22.3
System implementation costs (4)	3.0		—		6.2		—
Consulting costs (5)	2.0		—		2.0		—
Other items, net	—		0.2		0.4		0.2
Adjusted EBITDA, a non-GAAP measure	$81.6	17.5%	$86.1	17.9%	$403.9	25.1%	$342.0	24.4%
(1)Amount for the thirty-nine weeks ended October 29, 2023 included property and equipment that was removed from service and recorded in other store operating expenses on the consolidated comprehensive income statement. Amount for the thirty-nine weeks ended October 30, 2022 related to Main Event’s corporate headquarters lease, which was abandoned, and was included in general and administrative expenses on the consolidated comprehensive income statement.
(2)Non-cash share-based compensation expense, net of forfeitures, recorded in general and administrative expenses on the consolidated comprehensive income statement.
(3)Transaction and integration costs related to the acquisition and integration of Main Event recorded in general and administrative expenses on the consolidated comprehensive income statement.
(4)System implementation costs represent expenses incurred related to the development of new enterprise resource planning, human capital management and inventory software for our stores and store support teams. These charges are primarily recorded in general and administrative expenses on the consolidated comprehensive income statement.
(5)Represents one-time, third-party consulting fees that are not part of our ongoing operations and were incurred to execute two related, discrete, and project-based strategic initiatives aimed at transforming our marketing strategy, which are included in general and administrative expenses on the consolidated comprehensive income statement. The transformative nature, narrow scope, and limited duration of these incremental consulting fees are not reflective of the ordinary course expenses incurred to operate our business.

Store Operating Income Before Depreciation and Amortization:
Store Operating Income Before Depreciation and Amortization, a non-GAAP measure, represents operating income, plus depreciation and amortization expense, general and administrative expenses and pre-opening costs. We believe that Store Operating Income Before Depreciation and Amortization is another useful measure in evaluating our operating performance because it removes the impact of general and administrative expenses, which are not incurred at the store level, and the costs of opening new stores, which are non-recurring at the store level, and thereby enables the comparability of the operating performance of our stores for the periods presented. We also believe that Store Operating Income Before Depreciation and Amortization is a useful measure in evaluating our operating performance within the entertainment and dining industry because it permits the evaluation of store-level productivity, efficiency, and performance, and we use Store Operating Income Before Depreciation and Amortization as a means of evaluating store financial performance compared with our competitors. However, because this measure excludes significant items such as general and administrative expenses and pre-opening costs, as well as our interest expense, net, loss on debt extinguishment/refinance and depreciation and amortization expense, which are important in evaluating our consolidated financial performance from period to period, the value of this measure is limited as a measure of our consolidated financial performance.

	Thirteen Weeks Ended				Thirty-Nine Weeks Ended
	October 29, 2023		October 30, 2022		October 29, 2023		October 30, 2022
Operating income	$18.6	4.0%	$30.1	6.3%	$217.1	13.5%	$185.3	13.2%
Add back:
General and administrative expenses	28.4		32.8		92.0		98.8
Depreciation and amortization expense	51.9		48.4		149.9		120.3
Pre-opening costs	4.0		3.9		12.7		10.8
Store operating income before depreciation and amortization, a non-GAAP measure	$102.9	22.0%	$115.2	23.9%	$471.7	29.4%	$415.2	29.6%

Credit Adjusted EBITDA:
Credit Adjusted EBITDA, a non-GAAP measure, represents Adjusted EBITDA plus certain other items as defined in our Credit Facility. Other adjustments include (i) entertainment revenue deferrals, (ii) the cost of new projects, including store pre-opening costs, (iii) business optimization expenses and other restructuring costs, and (iv) other costs and adjustments as permitted by the Debt Agreements. We believe the presentation of Credit Adjusted EBITDA is appropriate as it provides additional information to investors about the calculation of, and compliance with, certain financial covenants in the Credit Facility. The following table sets forth a reconciliation of Net income to Credit Adjusted EBITDA for the periods shown:

	Thirteen Weeks Ended October 29, 2023	Trailing Four Quarters Ended October 29, 2023
Net income (loss)	$(5.2)	$129.9
Add back:
Interest expense, net	28.9	123.0
Loss on debt refinancing	—	11.2
Provision for (benefit from) income taxes	(5.1)	30.2
Depreciation and amortization expense	51.9	198.9
EBITDA	70.5	493.2
Add back:
Loss on asset disposal	0.9	1.8
Impairment of long-lived assets (1)	—	1.7
Share-based compensation (2)	3.5	23.9
Transaction and integration costs (3)	1.7	12.5
System implementation costs (4)	3.0	6.8
Consulting costs (5)	2.0	2.0
Pre-opening costs (6)	4.0	16.5
Entertainment revenue deferrals (7)	0.8	10.1
Other items, net	—	0.4
Credit Adjusted EBITDA, a non-GAAP measure	$86.4	$568.9
(1)Amount for the trailing four quarters ended October 29, 2023 includes property and equipment that was removed from service and recorded in other store operating expenses on the consolidated comprehensive income statement.
(2)Non-cash share-based compensation expense, net of forfeitures, recorded in general and administrative expenses on the consolidated comprehensive income statement.
(3)Transaction and integration costs related to the acquisition and integration of Main Event recorded in general and administrative expenses on the consolidated comprehensive income statement.
(4)System implementation costs represent expenses incurred related to the development of new enterprise resource planning, human capital management and inventory software for our stores and store support teams. These charges are primarily recorded in general and administrative expenses on the consolidated comprehensive income statement.
(5)Represents one-time, third-party consulting fees that are not part of our ongoing operations and were incurred to execute two related, discrete, and project-based strategic initiatives aimed at transforming our marketing strategy, which are included in general and administrative expenses on the consolidated comprehensive income statement. The transformative nature, narrow scope, and limited duration of these incremental consulting fees are not reflective of the ordinary course expenses incurred to operate our business.
(6)Represents costs incurred, primarily consisting of occupancy and payroll related expenses, associated with the opening of new stores. These costs are considered a "cost of new projects" as defined in our Credit Facility.
(7)Represents non-cash adjustments to our deferred entertainment revenue liabilities. These costs are considered an "other non-cash charge" as defined in our Credit Facility.

The following table provides a calculation of Net Total Leverage Ratio, as defined in our senior secured credit facility, for the period shown:

		As Of And For The Trailing Four Quarters Ended October 29, 2023
Credit Adjusted EBITDA (a)		$568.9
Total debt (1)		$1,374.5
Less: Cash and cash equivalents		$(64.0)
Add: Outstanding letters of credit		$9.8
Net debt (b)		$1,320.3
Net Total Leverage Ratio (b / a)	2.3	x
(1) Amount represents the face amount of debt outstanding, net unamortized debt issuance costs and debt discount, and the outstanding lease financing payable of $84.2 million as a result of a failed sale-leaseback.
Adjusted Net Income:
Adjusted Net income, a non-GAAP measure, represents net income before special items, as calculated below. We believe excluding these special items from net income provides investors with a clearer perspective of our ongoing operating performance and a more relevant comparison to prior period results. The following table presents a reconciliation of Net income to Adjusted Net income and presents Adjusted Net income per diluted share, for the periods shown:

	Thirteen Weeks Ended				Thirty-Nine Weeks Ended
	October 29, 2023		October 30, 2022		October 29, 2023		October 30, 2022
	$	EPS	$	EPS	$	EPS	$	EPS
Net income (loss)	$(5.2)	$(0.12)	$1.9	$0.04	$90.8	$2.01	$98.0	$1.99
Add back:
Loss on debt refinancing	—	—	—	—	11.2	0.25	1.5	0.03
Loss on asset disposal	0.9	0.02	0.2	—	1.6	0.04	0.6	0.01
Impairment of long-lived assets (1)	—	—	—	—	1.7	0.04	1.8	0.04
Transaction and integration costs (2)	1.7	0.04	4.0	0.08	9.6	0.21	22.3	0.45
System implementation costs (3)	3.0	0.07	—	—	6.2	0.14	—	—
Consulting costs (4)	2.0	0.05	—	—	2.0	0.04	—	—
Other items, net	—	—	0.2	—	0.4	0.01	0.2	—
Tax impact of items above, net (5)	(2.0)	(0.05)	(1.2)	(0.02)	(8.5)	(0.19)	(7.2)	(0.15)
Adjusted Net income, a non-GAAP measure	$0.4	$0.01	$5.1	$0.10	$115.0	$2.55	$117.2	$2.38
(1)     Amount for the thirty-nine weeks ended October 29, 2023 included property and equipment that was removed from service and recorded in other store operating expenses on the consolidated comprehensive income statement. Amount for the thirty-nine weeks ended October 30, 2022 related to Main Event’s corporate headquarters lease, which was abandoned, and was included in general and administrative expenses on the consolidated comprehensive income statement.
(2)    Transaction and integration costs related to the acquisition and integration of Main Event recorded in general and administrative expenses on the consolidated comprehensive income statement.
(3)    System implementation costs represent expenses incurred related to the development of new enterprise resource planning, human capital management and inventory software for our stores and store support teams. These charges are primarily recorded in general and administrative expenses on the consolidated comprehensive income statement.
(4)    Represents one-time, third-party consulting fees that are not part of our ongoing operations and were incurred to execute two related, discrete, and project-based strategic initiatives aimed at transforming our marketing strategy, which are included in general and administrative expenses on the consolidated comprehensive income statement. The transformative nature, narrow scope, and limited duration of these incremental consulting fees are not reflective of the ordinary course expenses incurred to operate our business.
(5)    The income tax effect related to special items is based on the statutory tax rate for the applicable period.

DAVE & BUSTER'S ENTERTAINMENT, INC.
Supplemental Data
(in millions)

Comparable Store Sales & Average Weekly Sales Data (1)	Fiscal Q3 2023	Fiscal Q2 2023	Fiscal Q1 2023	Fiscal Q4 2022
Total Comparable Store Sales % Change vs 2019	8.1%	5.8%	10.3%	14.1%
Total Comparable Store Sales % Change vs prior year	(7.8)%	(6.3)%	(4.1)%	19.0%
Total Stores at the end of the period	214	211	208	204
Total Store Operating Weeks	2,774	2,730	2,690	2,641
Total Store Average Weekly Sales (in thousands)	$168	$199	$222	$213
(1)     For proforma comparisons to prior year for Q1, Q2 and Q3 2023, there were 185 comparable stores. For other proforma comparisons to prior year and to 2019, there were 153 comparable stores.